UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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POLARITYTE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RE: Special Meeting of Stockholders of PolarityTe, Inc., March 10, 2017 at 1:00PM

Dear Shareholder:

As you are aware, you are a holder of certain shares of convertible preferred stock (the “Preferred Shares”) that are entitled to vote at the special meeting of the stockholders of PolarityTE, Inc. (the “Company”), as of January 17, 2017, the record date for the meeting. As a result, you are entitled to vote your Preferred Shares at the meeting on an “as converted” basis, subject to conversion limitations.

Specifically, such Preferred Shares owned by you as of the record date that are entitled to vote at the special meeting consist of               shares of common stock underlying your Series A Convertible Preferred Stock,                  shares of common stock underlying your Series B Convertible Preferred Stock and               shares of common stock underlying your Series C Convertible Preferred Stock. Collectively, such Convertible Preferred Stock may vote the equivalent of               common shares.

The attachment to this letter contains four proposals to be voted upon at that meeting which have been communicated to all holders of our common stock as of the record date via conventional proxy communications. The PolarityTE, Inc. Board of Directors recommends a “FOR” vote for each of those proposals.

This letter serves as the vehicle for you to cast a vote for the             shares described above.

Please indicate your vote in the space provided below and returning it to me before 5:00PM on March 9, 2017 at stetson@polarityte.com.

Sincerely,

John Stetson, CFO

_________ votes in the following manner:

	For	Against	Abstain
Proposal #1	__	__	__
Proposal #2	__	__	__
Proposal #3	__	__	__
Proposal #4	__	__	__

Shareholder:

By:

POLARITYTE, INC.

Proposals to be Voted Upon

at the

Special Meeting of Stockholders

On

March 10, 2017

1.	To approve, in accordance with NASDAQ Listing Rule 5635, the securities issued to the Seller under the Agreement whereby the Company will acquire the Intellectual Property from the Seller and the transactions contemplated thereunder (the “Intellectual Property Acquisition”), including the issuance of 7,050 shares of the Company’s newly designated Series E Preferred Stock convertible into an aggregate of 7,050,000 shares of the Company’s Common Stock (the “Merger Consideration”) as consideration for the Intellectual Property;

2.	To approve a change in control in accordance with NASDAQ Listing Rule 5635 that will result from the issuance of the Merger Consideration to the Seller in as consideration for the Intellectual Property Acquisition;

3.	To approve the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) and the reservation of 3,450,000 shares of Common Stock for issuance thereunder; and

4.	To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the authorized number of shares of the Company’s blank check preferred stock, par value $0.001 per share (the “Authorized Blank Check Preferred Stock”) from 10,000,000 shares to 25,000,000 shares.